United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2006

ALLOY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26023	04-3310676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 West 26th Street, 11th Floor

New York, NY 10001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 244-4307

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a), (c) and (d): Not applicable.

(b) On February 1, 2006, Mr. Samuel A. Gradess resigned from his position as Executive Vice President of Alloy, Inc. (the “Company”), effective February 1, 2006. Mr. Gradess will remain as a member of the Company’s Board of Directors. As compensation for his service as a member of the Company’s Board of Directors, Mr. Gradess will receive $25,000 for each fiscal quarter during which he serves as a member of the Board of Directors without interruption and the Company will pay on Mr. Gradess’ behalf any and all payments due in connection with his COBRA benefits until such time as Mr. Gradess makes alternative arrangements or his COBRA coverage expires on August 1, 2007.

ITEM 8.01 OTHER EVENTS.

On February 1, 2006, the Company issued a press release announcing that it would implement a shareholder approved one-for-four reverse stock split effective as of that date. The reverse stock split affected all outstanding shares of the Company’s common stock held as of the close of trading on Tuesday, January 31, 2006, and the Company’s common stock began trading as adjusted for the reverse stock split on Wednesday, February 1, 2006. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibit.

99.1	Press Release dated February 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY, INC.

Date: February 7, 2006	/s/ Matthew C. Diamond
Matthew C. Diamond Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 1, 2006.